UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2023
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Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)
 ____________________________

Cayman Islands	001-40735	98-1644526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom (Address of principal executive offices)		WA14 2DT (Zip Code)
+44 (0) 1865 292017
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary shares, $0.000004026575398 par value per share	RKLY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	RKLY.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On January 23, 2023 (the “Petition Date”), Rockley Photonics Holdings Limited (the “Company” or “Rockley”), filed a voluntary petition for relief under chapter 11 of title 11 (the “Chapter 11 Case”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Company filed motions with the Bankruptcy Court to seek authorization to continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company has filed a series of first day motions with the Bankruptcy Court that seek authorization to ensure that it can continue to conduct its business without interruption. These motions are designed primarily to minimize the effect of bankruptcy on the Company’s operations. None of Rockley’s subsidiaries have filed voluntary petitions for relief under the Bankruptcy Code. The Company also filed the Prepackaged Chapter 11 Plan of Reorganization of Rockley Photonics Holdings Limited (as amended, supplemented, or modified from time to time, the “Plan”) and related Disclosure Statement. The Company has sought expedited approval of the Plan as part of a comprehensive restructuring to de-lever the Company’s consolidated balance sheet by eliminating existing debt and introducing a new capital structure which will provide approximately $35 million of cash for ongoing operations.

The Company cautions that trading in the Company’s securities (including, without limitation, its common stock) during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case.

Additional information about the Chapter 11 Case, court filings and other documents related to the Chapter 11 Case are available on a website administered by the Company’s claims and noticing agent, Kroll Restructuring Administration LLC, at https://cases.ra.kroll.com/RockleyPhotonics. The information on this website is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The text set forth in Item 1.03 of this Current Report on Form 8-K regarding the bankruptcy filing is incorporated into this item by reference.

The filing of the Chapter 11 Case described above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct financial obligations of the Company and certain of its subsidiaries (the “Debt Instruments”). The Debt Instruments include (i) approximately $29.31 million in aggregate principal amount of outstanding convertible senior secured notes issued under that certain Indenture, dated as of May 27, 2022, by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (the “May Notes”), and (ii) approximately $90.6 million in aggregate principal amount of outstanding convertible senior secured notes issued under that certain Indenture, dated as of October 25, 2022, by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (the “October Notes”).

The May Notes and the October Notes each provide that, as a result of the Chapter 11 Case, the principal, accrued and unpaid interest and certain other amounts due thereunder, including certain prepayment premiums payable, shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments as to the Company are automatically stayed as a result of the Chapter 11 Case, and the Company’s creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and any Bankruptcy Court orders impacting the stay.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Company’s 8-K filed December 15, 2023, on December 9, 2022, the Company received a letter from the New York Stock Exchange (“NYSE”) notifying it that the Company is not in compliance with the continued listing requirement in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s market capitalization fell below $50 million over a 30 trading day period and its stockholders’ equity is less than $50 million. As a result of the Chapter 11 Cases in accordance with Section 802.01D of the NYSE Listed Company Manual, the Company expects that the Company’s common stock will be the subject of delisting from the NYSE. Under NYSE delisting procedures, the Company has the right to appeal this determination, but the Company does not intend to appeal.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, statements regarding the Company’s plans with respect to the Chapter 11 Case, the Company’s plan to continue its operations while it works to complete its proposed reorganization, the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: the ability of the Company to continue as a going concern and to continue to operate its business during the pendency of the Chapter 11 Case; the Company’s ability to obtain approval by the Bankruptcy Court of the relief requested in the first day motions; the Company’s ability to effectuate the restructuring plan and financing; the ability of the Company to develop and consummate a plan of reorganization with respect to the Chapter 11 Case; the Bankruptcy Court’s rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general; the length of time the Company will operate under the Chapter 11 Case; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Case and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Case; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Case; the trading price and volatility of the Company’s common stock and the effects of the expected delisting from New York Stock Exchange; litigation and other risks inherent in a bankruptcy process; and other risks set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

Date:	January 23, 2023	By:	/s/ Richard A. Meier
		Name:	Richard A. Meier
		Title:	President and Chief Executive Officer